UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

October 9, 2009

Ameren Corporation (Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	1-14756 (Commission File Number)	43-1723446 (IRS Employer Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103 (Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;

(e)
On October 8, 2009, the Human Resources Committee of the Board of Directors of Ameren Corporation (“Ameren”) recommended and on October 9, 2009 the Board of Directors of Ameren approved amendments to the following Ameren plans:

Ameren Corporation Deferred Compensation Plan

Ameren adopted an amended and restated Ameren Deferred Compensation Plan (the “Amended Ameren Deferred Compensation Plan”), which permits executive officers and certain key employees of Ameren and its subsidiaries to defer a portion of salary and all or a portion of cash incentive award compensation.  The Amended Ameren Deferred Compensation Plan is effective as of January 1, 2010 and will apply to deferrals made with respect to plan years commencing on or after January 1, 2010.  A copy of the Amended Ameren Deferred Compensation Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Amended Ameren Deferred Compensation Plan changes the interest crediting rates for deferrals made with respect to plan years commencing on and after January 1, 2010 by executive officers and certain key employees and adds a 401(k) restoration benefit for eligible officers whose total salary and short-term incentive award exceeds the limit on compensation in effect under the Internal Revenue Code (“IRC”).  Pursuant to the Amended Ameren Deferred Compensation Plan, amounts deferred with respect to plan years beginning January 1, 2010, other than the “401(k) Restoration Benefit” (as defined below), earn interest in an amount equal to 120 percent of the applicable federal long-term rate, with annual compounding (as prescribed under the IRC) (“AFR”) for the December immediately preceding the year of the cash deferral and calculated as of the first day of each applicable plan year on or after January 1, 2010.  Under the Amended Ameren Deferred Compensation Plan, the interest factor to be used on a participant’s deferral account upon the occurrence of a “Change of Control” (as defined in the Second Amended and Restated Change of Control Severance Plan, as amended, referenced below) for amounts deferred with respect to plan years beginning January 1, 2010 will also equal 120 percent of the AFR for the December immediately preceding such Change of Control.

The 401(k) Restoration Benefit allows eligible officers of Ameren and its subsidiaries, including the named executive officers of Ameren, to also defer a percentage of salary and/or awards under the Ameren Executive Incentive Plan (“EIP”) in excess of the limit on compensation then in effect under the IRC (currently $245,000), in one percent increments, up to a maximum of six percent of total salary and EIP award (this 401(k) restoration deferral, together with Ameren’s 401(k) matching credit described below, are referred to collectively as the “401(k) Restoration Benefit”).  Under the Amended

Ameren Deferred Compensation Plan, Ameren credits each participating officer’s deferral account with a matching credit equal to 100 percent of the first three percent of salary and EIP award and 50 percent of the remaining salary and EIP award deferred by the participant, as a 401(k) restoration deferral.  Eligible participants may direct the deemed investment of the 401(k) Restoration Benefit in accordance with the investment options that are generally available under Ameren’s 401(k) savings plan, except for the Ameren stock fund.

A participant’s benefit will be comprised of separate bookkeeping accounts evidencing his or her interest in each of the investment funds in which contributions and applicable matching contributions have been deemed invested.  While no actual contributions are made to the funds, earnings or losses are calculated using the valuation methodology employed by the record keeper for each of the corresponding funds.  Participants may generally transfer investments among various investment alternatives on a daily basis, subject to the provisions of the Amended Ameren Deferred Compensation Plan.

Distributions from the Amended Ameren Deferred Compensation Plan will be paid in cash.  Participants may elect to receive distributions in a single lump sum or in substantially equal annual or monthly installments over a period of 5, 10 or 15 years.

Second Amended and Restated Change of Control Severance Plan

Ameren adopted a First Amendment to the Second Amended and Restated Ameren Corporation Change of Control Severance Plan (the “First Amendment to Change of Control Severance Plan”), effective October 9, 2009.  (A copy of the Second Amended and Restated Ameren Corporation Change of Control Severance Plan was filed as Exhibit 10.37 to Ameren’s Form 10-K for the fiscal year ended December 31, 2008.)  The First Amendment to Change of Control Severance Plan amends the plan to exclude participants who first become eligible to participate in the plan on or after October 1, 2009 from receiving certain reimbursement and gross-up payments in connection with any excise taxes that may be imposed on benefits received by the participant from Ameren.

The First Amendment to Change of Control Severance Plan is attached as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

              (d)Exhibits

Exhibit Number:	Title:

10.1	Amended Ameren Deferred Compensation Plan

10.2	First Amendment to Change of Control Severance Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ameren Corporation
(Registrant)

/s/ Martin J. Lyons
Martin J. Lyons Senior Vice President and Chief Financial Officer

Date:  October 14, 2009

Exhibit Index

Exhibit Number:	Title:

10.1	Amended Ameren Deferred Compensation Plan

10.2	First Amendment to Change of Control Severance Plan